SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of earliest event reported: November 28, 2001

SAGENT TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25315	94-3225290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. El Camino Real, Suite 300
Mountain View, CA 94040

(Address, including zip code, of principal executive offices)

(650) 815-3100

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
EXHIBIT INDEX
Exhibit 99.1

Item 5. Other Events.

     On November 28, 2001, Sagent Technology, Inc. (“Sagent”) announced that it was revising its reported results of operations for the first nine months of 2001 as a result of an internal investigation into the validity of sales orders to various government agencies.

     The investigation efforts, led by Sagent in conjunction with its outside counsel and independent accountants, confirmed that sales orders booked by one of its employees in its Washington, D.C. office to government agencies from the first through third quarters of 2001, totaling approximately $5 million, were forged and determined to be invalid. As a result, Sagent is reducing its first quarter reported revenue from $11.0 million to $10.3 million, its second quarter reported revenue from $13.3 million to $12.5 million, and its previously announced third quarter revenue from $14.5 million to $11.4 million. Sagent will be filing quarterly report amendments on Form 10-Q/A for the quarters ended March 31, 2001 and June 30, 2001 to reflect the restatement.

     The foregoing matters are further described in the press release issued by the Company on November 28, 2001, a copy of which is filed herewith as Exhibit 99.1. The restated financial information for the first nine months of 2001 is included as part of the press release.

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

99.1	Text of Press Release dated November 28, 2001.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT TECHNOLOGY, INC. a Delaware corporation

Dated: December 5, 2001	By:	/s/ Steve Springsteel

Steve Springsteel Executive Vice President, Finance & Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release dated November 28, 2001